EXHIBIT 23

                    INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our report dated March 18, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting principle) on the consolidated financial statements of Alliant Energy Corporation appearing in this Annual Report on Form 10-K of Alliant Energy Corporation for the year ended December 31, 2002 in the following Registration Statements of Alliant Energy Corporation:

1. Registration Statement on Form S-8 (Registration Nos. 333-41485 and 333-92783) - Long-Term Equity Incentive Plan
2. Registration Statement on Form S-8 (Registration Nos. 333-46735 and 333-88306) - 401(k) Savings Plan
3. Registration Statement on Form S-8 (Registration No. 333-51126) - Deferred Compensation Plan
4. Registration Statement on Form S-8 (Registration No. 333-88304) - 2002 Equity Incentive Plan
5. Registration Statement on Form S-3 (Registration No. 333-26627) - Shareowner Direct Plan registration of 6,500,000 shares of Common Stock
6. Registration Statement on Form S-3 (Registration No. 333-70964) - Registration of 12,000,000 shares of Common Stock
7. Registration Statement on Form S-3 (Registration No. 333-101209) - Shareowner Direct Plan registration of 145,893 shares of Common Stock
8. Registration Statement on Form S-3 (Registration No. 333-101307) - Shareowner Direct Plan registration of 2,500,000 shares of Common Stock.



DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
March 25, 2003